Exhibit 5.1

BAKER BOTTS L.L.P.

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIYADH
TEL +1 713.229.1234	HONG KONG	SAN FRANCISCO
FAX +1 713.229.1522	HOUSTON	WASHINGTON
BakerBotts.com

July 10, 2017
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Delek US Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 7,592,221 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), composed of (i) 1,593,788 shares of Common Stock which may be issuable pursuant to the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, as assumed and amended by the Company (the “Alon Plan”), (ii) 3,331,055 shares of Common Stock which may be issuable pursuant to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, as assumed and amended by the Company (the “2016 Delek Plan”) and (iii) 2,667,378 shares of Common Stock which may be issuable pursuant to the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as assumed and amended by the Company (together with the Alon Plan and the 2016 Delek Plan, the “Plans”), certain legal matters in connection with the Shares are being passed upon for you by us.
For the purposes of giving this opinion in our capacity as your counsel, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, dated as of April 20, 2017, as amended June 30, 2017, and the Company’s Amended and Restated Bylaws, dated as of July 1, 2017. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other instruments or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

BAKER BOTTS L.L.P

July 10, 2017

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (iv) that the documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such document has been amended or terminated orally or in writing except as has been disclosed to us; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. In addition, we have assumed that at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will be effective under the Securities Act. We have also assumed that the consideration received by the Company for the Shares will not be less than the par value of the Shares.
We are members of the bar of the State of Texas. The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
On the basis of the foregoing, and subject to the qualifications, exceptions, assumptions, limitations, definitions and other matters described in this opinion, we are of the opinion that (i) following due authorization of a particular award as provided in and in accordance with the applicable Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company and (ii) upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the applicable Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.
We hereby consent to be named in the Registration Statement and in any prospectus filed as a part thereof as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the

BAKER BOTTS L.L.P

July 10, 2017

category of persons whose consent is required under Section 7 of the Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.
Very truly yours,

/s/ Baker Botts L.L.P.

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